   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 15, 1997
                                                 Registration No. 333-__________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                               -----------------

                               CYRIX CORPORATION
             (Exact name of registrant as specified in its charter)

               DELAWARE                                       75-2218250
  (State or other jurisdiction of                          (I.R.S. Employer
   incorporation or organization)                         Identification No.)

                         2703 NORTH CENTRAL EXPRESSWAY
                            RICHARDSON, TEXAS 75080
           (Address of principal executive offices, including zip code)

                               -----------------

                  CYRIX CORPORATION 1988 INCENTIVE STOCK PLAN
                            (Full title of the plan)


                              JAMES W. SWENT, III
          SR. VICE PRESIDENT OF FINANCE AND CHIEF FINANCIAL OFFICER
                         2703 NORTH CENTRAL EXPRESSWAY
                            RICHARDSON, TEXAS 75080
                    (Name and address of agent for service)

                                 (972) 968-8387
         (Telephone number, including area code, of agent for service)

                                    copy to:

                                DEREK R. MCCLAIN
                             VINSON & ELKINS L.L.P.
                           3700 TRAMMELL CROW CENTER
                               2001 ROSS AVENUE
                            DALLAS, TEXAS 75201-2916

                       CALCULATION OF REGISTRATION FEE

============================================================================================================
          Title of                                  Proposed maximum   Proposed maximum
      securities to be              Amount to be     offering price        aggregate          Amount of
         registered                  registered        per share*       offering price*    registration fee
------------------------------------------------------------------------------------------------------------
Common Stock, $.004 par value      900,000  shares     $ 34.0625          $30,656,250          $9,289.77
per share
============================================================================================================

* Estimated, solely for purposes of calculating the registration fee, in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and based on the average of the bid and asked prices of the
  Common Stock reported on the Nasdaq National Market on October 8, 1997.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     The information in the Registration Statements on Form S-8 of Cyrix Corporation, a Delaware corporation (the "COMPANY"), filed with the Securities and Exchange Commission (the "COMMISSION") on August 27, 1993, December 20, 1994, November 16, 1995 and December 23, 1996 (Registration Nos. 33-68006, 33-87604, 33-99490 and 333-18579), is hereby incorporated by reference except to the extent amended as provided herein.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents have been filed with the Commission by the Company, and are incorporated herein by reference and made a part hereof:

     Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by the Annual Report on Form 10-K/A for the fiscal year ended December 31, 1996, filed May 16, 1997;

     Quarterly Report on Form 10-Q for the quarter ended March 30, 1997, and filed with the Commission pursuant to the Exchange Act on May 2, 1997;

     Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 and filed with the Commission pursuant to the Exchange Act on August 12, 1997;

     Description of the Company's Common Stock, $.004 par value per share, contained in Item 1 of the Registration Statement on Form 8-A filed with the Commission on July 14, 1993.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date hereof and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.


ITEM 8.  EXHIBITS.

     Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

      4.1 Cyrix Corporation 1988 Incentive Stock Plan, as amended and restated as of January 16, 1997

      4.2 Restated Certificate of Incorporation of the Company (filed as an exhibit to the Registrant's Registration Statement on Form S-3, File No. 333-10669, as amended, and incorporated herein by reference).

      4.3 Restated Bylaws of the Company as adopted by the Board of Directors of the Company as of April 17, 1997 (filed as an exhibit to the Registrant's Registration Statement on Form 10-Q, File
            No. 000-21904, and incorporated herein by reference).

      4.4 Indenture, dated as of May 28, 1996, between the Registrant and Bank of Montreal Trust Company as Trustee (filed as an exhibit to the Registrant's Registration Statement on Form S-3, File No. 333-10669, and incorporated herein as reference).

      5.1   Opinion of Vinson & Elkins L.L.P.

     23.1   Consent of Vinson & Elkins L.L.P. (set forth in Exhibit 5.1).

     23.2   Consent of Ernst & Young LLP, Independent Auditors.

     24.1   Powers of Attorney.


ITEM 9.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on October 15, 1997.

                                        CYRIX CORPORATION


                                        By:    /s/ James W. Swent, III
                                           -------------------------------
                                                 James W. Swent, III
                                             CFO and Sr. Vice President
                                                     of Finance

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                                 Title
          ---------                                 -----
/s/ James W. Swent, III           Chairman of the Office of the President     October 15, 1997
------------------------------    (Principal Executive Officer)
   James W. Swent, III


     HARVEY B. CASH*
------------------------------    Chairman of the Board and Director          October 15, 1997
     Harvey B. Cash


       L.J. SEVIN*
------------------------------    Director                                    October 15, 1997
       L.J. Sevin


      MELVIN SHARP*
------------------------------    Director                                    October 15, 1997
      Melvin Sharp


       GARY STIMAC*
-----------------------------     Director                                    October 15, 1997
       Gary Stimac

   /s/ James W. Swent, III        Sr. Vice President of Finance, Chief        October 15, 1997
-----------------------------     Financial Officer (Principal Financial
     James W. Swent, III          Officer and Principal Accounting
                                  Officer)

*By: /s/ James W. Swent, III
    -------------------------
       James W. Swent, III
        (Attorney-in-fact
         for each of the
        persons indicated)

                                EXHIBIT INDEX


                                                                      Sequential
Exhibit       Description of Exhibit                                   Page No.
-------       ----------------------                                  ----------

 4.1 Cyrix Corporation 1988 Incentive Stock Plan, as amended and restated as of January 16, 1997.

 4.2          Restated Certificate of Incorporation of the
              Company (filed as an exhibit to the Registrant's
              Registration Statement on Form S-3, File No. 333-10669, as amended, and incorporated herein by reference).

 4.3 Restated Bylaws of the Company as adopted by the Board of Directors of the Company as of April 17, 1997
              (filed as an exhibit to the Registrant's Registration Statement on Form 10-Q, File No. 000-21904, and incorporated herein by reference).

 4.4 Indenture, dated as of May 28, 1996, between the Registrant and Bank of Montreal Trust Company as
              Trustee (filed as an exhibit to the Registrant's
              Registration Statement on Form S-3, File No. 333-10669, and incorporated herein by reference).

 5.1          Opinion of Vinson & Elkins L.L.P.

23.1          Consent of Vinson & Elkins L.L.P. (set forth in
              Exhibit 5.1).

23.2          Consent of Ernst & Young LLP, Independent Auditors.

24.1          Powers of Attorney.